EXHIBIT 99.1

INSIGNIA SYSTEMS, INC.

ANNOUNCES SHAREHOLDER APPROVAL OF SALE OF IN-STORE MARKETING BUSINESS TO PARK PRINTING

Transition of CEO Kristine Glancy in Connection with Pivot to Non-Bank Lending

MINNEAPOLIS, MN – July 31, 2023 – Insignia Systems, Inc. (Nasdaq: ISIG) (“the Company”) today announced that its shareholders approved its previously announced agreement to sell its in-store marketing business to an affiliate of Park Printing, Inc. (“Park Printing”) at the Company’s annual meeting of shareholders held on July 27, 2023. The Company expects the sale to close after the market close as of August 3, 2023.

Following completion of the sale, the Company will be focused on building a scalable non-bank lending platform, which purchases existing loans and/or originates and funds new loans. The Company’s Chairman, Mark Jundt, commented: “Upon the closing of the sale of our in-store marketing business, we will be completing a significant transformation of our Company. We believe the transition to our non-bank lending platform as our primary business will provide new growth avenues and the opportunity for enhanced shareholder value creation going forward. The Company’s new mission will be to create exceptional financing solutions and connect our customers with competitive funding choices.”

In connection with the sale of the in-store marketing business, the Company announced that Kristine Glancy, the Company’s President and Chief Executive Officer, will be departing from the Company at the end of August 2023.

Ms. Glancy joined the Company in 2016, and during her tenure her responsibilities and accomplishments included:

•	Transforming the in-store signage business and expanding the customer reach to include additional large retailers
•	Creating a new in-store marketing business delivering $60 million in sales from 2018 through Q2 2023, with an average 50% annual growth rate
•	Recruiting and building a talented team to drive the business
•	Managing a major lawsuit leading to a favorable $20 million settlement for the Company
•	Leading a strategic review process with other executive leadership and the Board, culminating in the negotiated sale of the in-store marketing business to Park Printing and the strategic transformation of the Company

“The Company has greatly benefitted from Kristine’s effective leadership and invaluable contributions as CEO since she joined” said Nick Swenson, a member of the Board and longstanding shareholder. “Her remarkable success in driving the growth of the Company, in many ways, positioned us for the sale of the in-store marketing business and our pivot to non-bank lending going forward.”

“We understand Kristine’s desire to pursue new executive leadership opportunities in the consumer packaged goods and retail sectors, given that our focus is now shifting to non-bank lending. On behalf of the Board,” said Mr. Swenson, “I want to thank Kristine for her vision, passion and leadership and wish her the very best in her future endeavors.”

About Insignia Systems, Inc.

Insignia Systems, Inc. is a leading provider of in-store solutions to consumer-packaged goods (“CPG”) manufacturers, retailers, shopper marketing agencies and brokerages. As previously announced, the Company is in the process of selling this business. Following the successful completion of the sale, the Company will be focused on building a scalable non-bank lending platform to purchase existing loans and/or originate and fund new loans.

The Company intends to adopt the name “Lendway, Inc.” effective as of August 4, 2023 and its common stock is expected to begin trading under the symbol “LDWY” as of the commencement of trading on the same date.

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For additional information, contact (800) 874-4648, or visit the Company’s website at www.insigniasystems.com. Investor inquiries can be submitted to investorrelations@insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “believe,” “continue,” “expect,” “intend,” “opportunity,” “plan,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, the pending disposition, the ongoing exploration of strategic alternatives, and plans with respect to our non-bank lending business, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including (1) risks related to the consummation of the pending disposition, including the risks that (a) the asset sale may not be consummated within the anticipated time period, or at all, (b) other conditions to the consummation of the asset sale under the agreement may not be satisfied, and (c) the significant limitations on remedies contained in the underlying agreement may limit or entirely prevent a party from specifically enforcing another party’s obligations or recovering damages for any breach; (2) the effects that any termination of the asset purchase agreement may have on the Company or its business; (3) the effects that the announcement or pendency of the disposition may have on the Company and its business, including the risks that as a result (a) the operating results or stock price of the Company may suffer, (b) its current plans and operations may be disrupted, (c) the ability of the Company to retain or recruit key employees may be adversely affected, (d) management and employee attention may be diverted from other important matters, or (e) the circumstances of the pending disposition may have a chilling effect on other potential strategic alternatives; (5) the risk that the transaction may involve unexpected costs, liabilities or delays, and (6) those other factors set forth in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 and additional risks, if any, identified in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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Contact:

Media Contact:

Anthony Giombetti

ag.giombettipr@gmail.com

investorrelations@insigniasystems.com

1-800-874-4648

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